Exhibit 99.1

[Kindred Logo]

Contact:    Richard A. Lechleiter

Senior Vice President, Chief

Financial Officer and Treasurer

(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES EXECUTION OF DEFINITIVE

AGREEMENTS TO DIVEST OF ALL FLORIDA NURSING CENTER OPERATIONS

LOUISVILLE, Ky. (June 19, 2003)—Kindred Healthcare, Inc. (the “Company”) (NASDAQ: KIND) today announced that it has entered into definitive agreements with nominees of Senior Health Management, LLC (“SHM”) to divest of all of its Florida nursing center operations. Under the agreements, SHM’s nominee will purchase the real estate related to the 15 nursing centers the Company plans to acquire from Ventas, Inc. (“Ventas”) (NYSE: VTR) and the two nursing centers currently owned by the Company in Florida. The sales price for the real estate and related personal property associated with all of the Florida nursing center operations will approximate $65 million, payable in cash at closing.

SHM’s nominee also will sublease the remaining Florida facility operated by the Company. The rental payments under the proposed sublease will approximate the Company’s annual rental obligations under the existing lease agreement. The sublease will expire upon the expiration of the primary lease, whereupon the Company’s obligation with respect to the primary lease also will terminate.

If the parties are unable to close the transaction to purchase the real property associated with the Florida facilities by June 30, 2003, the Company will enter into an interim lease of the 17 facilities with SHM’s nominees until the sale can be consummated. Under this arrangement, the rentals for the 15 Ventas facilities will approximate the Company’s rental obligations for these facilities under its existing master leases with Ventas, and rentals for the two facilities currently owned by the Company will equal an aggregate of $24,000 per month.

In a related transaction, SHM’s nominees also will acquire the Company’s accounts receivable relating to the Florida nursing centers.

The consummation of the proposed transactions are subject to several material conditions, including, without limitation, the completion of the purchaser’s financing and due diligence and the receipt of certain regulatory and other approvals. The transactions also are conditioned upon the completion of the Company’s previously announced agreement to purchase the 15 Florida nursing facilities from Ventas, which is scheduled to occur on June 30, 2003.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and the new prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, particularly labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against professional liability claims and the Company’s ability to predict the estimated costs related to such claims; and (m) the Company’s ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims in the state of Florida and other states. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national provider of long-term healthcare services primarily operating nursing centers, hospitals and institutional pharmacies.